Exhibit 99.1

News for Immediate Release

Contact:

Gary Santo
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2022

FIRST MARBLEHEAD SELLS LEGACY TRUST ADMINISTRATION BUSINESS FOR $13.7 MILLION IN CASH

BOSTON, MA -- (Marketwire) -- 03/02/12 -- The First Marblehead Corporation (NYSE: FMD) today announced the sale of First Marblehead Data Services, Inc. ("FMDS"), its legacy trust administration business, to Route 66 Ventures, Inc., d/b/a Goal Structured Solutions ("GS2"), for $13.7 million in cash. The Company expects to record a gain of approximately $12.5 million in the quarter ending March 31, 2012 related to this transaction.

"The sale of FMDS is in line with our strategic focus on new business opportunities and product lines that are critical to the future success of First Marblehead," said Daniel Meyers, President and CEO of the Company. "While FMDS has historically been a profitable complement to our private student loan securitization business, we would not expect FMDS to administer future securitization trusts that we may facilitate in connection with our Monogram® platform. This sale allows the Company to continue to focus on the future, and redeploy resources for growing the business."

"We are excited by this opportunity to expand our trust administration business," said Ken Ruggiero, CEO of GS2. "Since our founding, we have been critically focused on this business and believe the investments we have made to date in people, process and technology will enable us to efficiently integrate FMDS while continuing to provide the same high level of service that our customers have come to expect."

About The First Marblehead Corporation - First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, go to www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union FederalSM Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans, and retail savings, money market and time deposit products. For more information, go to www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing and payment technology services, as well as refund management services, through its subsidiary Tuition Management Systems LLC. For more information, go to www.afford.com.

About Goal Structured Solutions - Goal Structured Solutions provides trust administration, loan management, performance analytics and capital markets advisory services to the student loan finance market. Its services are used by investors and issuers to more effectively manage their returns, asset performance and compliance. Founded in December 2007 and based in San Diego, CA, the company manages over $19 billion in federal and private student loans across more than 40 trust structures.

Statements in this press release regarding First Marblehead's strategy and future financial and operating results, including the expected gain from the sale of First Marblehead Data Services, Inc. to Route 66 Ventures, Inc. d/b/a Goal Structured Solutions (the "Transaction"), the redeployment of resources and the future growth of First Marblehead's business, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance and on our plans, estimates and expectations as of March 2, 2012. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause actual financial or operating results, including gains, efficiencies or benefits related to the Transaction, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings; the volume, timing and performance of facilitated student loans; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including as a result of the audit being conducted by the Internal Revenue Service relating to tax refunds previously received; our ability to execute our business strategies, redeploy resources and otherwise realize the anticipated benefits of the Transaction; our successful performance of our obligations under agreements relating to the Transaction, including a transition services agreement; post-closing purchase price adjustments and our indemnification obligations in connection with the Transaction;

and the other factors set forth under the caption "Part II - Item 1A. Risk Factors" in First Marblehead's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2012. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.